Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2 dated as of September 28, 2009 (this “Amendment”) among SPECTRA ENERGY CORP, a Delaware corporation (“Parent”), SPECTRA ENERGY CAPITAL, LLC, a Delaware limited liability company (the “Borrower”), the Lenders executing this Amendment on the signature pages hereto and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent under the Credit Agreement referred to below (the “Agent”).

The Borrower, the Agent and the Lenders, are parties to a Credit Agreement dated as of May 21, 2007 (as heretofore amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrower. Pursuant to Amendment No. 1 (as defined in the Credit Agreement), Parent became a party to the Credit Agreement and guaranteed the Guaranteed Obligations (as defined in the Credit Agreement). The Borrower, the Agent and the Lenders party hereto wish to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 of this Amendment, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Definitions.

(a) Section 1.01 of the Credit Agreement shall be amended by adding the following definitions in the appropriate alphabetical location:

““Agreement Currency” has the meaning assigned to such term in Section 8.14(b).”

““Alternative Currency” means each of Canadian Dollars, Euros, Pounds Sterling and each other currency (other than dollars) that is approved by the Agent, the applicable Issuing Bank and the Required Lenders in accordance with Section 2.03(b).”

““Alternative Currency Equivalent Amount” means, at any time, with respect to any amount denominated in dollars, the equivalent amount thereof in the applicable Alternative Currency as reasonably determined by the Agent or the applicable Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with dollars.”

““Applicable Creditor” has the meaning assigned to such term in Section 8.14(b).”

““Dollar Equivalent Amount” means, at any time, (a) with respect to any amount in dollars, such amount, and (b) with respect to any amount denominated in an Alternative Currency, the equivalent amount thereof in dollars as reasonably determined by the Agent or the applicable Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of dollars with such Alternative Currency.”

““Judgment Currency” has the meaning assigned to such term in Section 8.14(b).”

““Revaluation Date” means with respect to any Letter of Credit, each of the following: (a) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (b) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (c) each date of any payment by the applicable Issuing Bank of any Letter of Credit denominated in an Alternative Currency and (d) such additional dates as the Agent, the Borrower or the applicable Issuing Bank shall reasonably determine or the Required Lenders shall require.”

““Spot Rate” for a currency means the rate reasonably determined by the Agent or the applicable Issuing Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 A.M. (New York City time) on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Agent or the applicable Issuing Bank may obtain such spot rate from another financial institution designated by the Agent or the applicable Issuing Bank if the Person acting in such capacity does not have, as of the date of determination, a spot buying rate for any such currency; and provided further that the applicable Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.”

(b) Section 1.01 of the Credit Agreement shall be amended by restating the definition of “Letter of Credit Exposure” in its entirety to read as follows:

““Letter of Credit Exposure” means, for any Lender at any time, such Lender’s Pro Rata Share of the sum of (a) the Dollar Equivalent Amount of all outstanding Letter of Credit Disbursements that have not been reimbursed by the Borrower at such time and (b) the aggregate Dollar Equivalent Amount then available for drawing under all Letters of Credit. For purposes of computing the Dollar Equivalent Amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Sections 1.05 and 1.06.”

2.03. Exchange Rates; Currency Equivalents. Article 1 of the Credit Agreement is hereby amended to add a new Section 1.06 to read in its entirety as follows:

“SECTION 1.06. Exchange Rates; Currency Equivalents.

(a) The Agent or the applicable Issuing Bank, as applicable, shall determine the Spot Rate as of each Revaluation Date to be used for calculating Dollar Equivalent Amounts for any Letter of Credit denominated in an Alternative Currency or the Letter of Credit Exposure. Such Spot Rates shall become effective as of the Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. The applicable amount of any currency (other than dollars) for purposes of this Agreement and any other agreements, documents or instruments related hereto shall be the Dollar Equivalent Amount as so determined by the Agent or the applicable Issuing Bank, as applicable.

(b) Whenever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in dollars, but such Letter of Credit is denominated in an Alternative Currency, such amount shall be the Alternative Currency Equivalent Amount of such dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as reasonably determined by the Agent or the applicable Issuing Bank, as applicable.”

2.04. Request for Issuance. Section 2.03(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(b) Request for Issuance. Letters of Credit denominated in dollars or in one or more Alternative Currencies may be issued hereunder in a Dollar Equivalent Amount that does not at the time of the issuance of such Letter of Credit exceed the aggregate Commitments minus the sum of the aggregate outstanding Advances and Letter of Credit Exposures of the Lenders at such time, provided that no Issuing Bank shall be required at any time to issue a Letter of Credit that would result in (x) the aggregate Letter of Credit Exposure in respect of Letters of Credit issued by it exceeding such Issuing Bank’s Letter of Credit Commitment or (y) the Dollar Equivalent Amount of the aggregate outstanding amount of Letters of Credit issued hereunder denominated in Alternative Currencies exceeding $150,000,000. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to any Issuing Bank, which shall give to the Agent prompt notice thereof. Each such notice by the Borrower of issuance of a Letter of Credit (a “Notice of Issuance”) shall be by telephone, confirmed by the Borrower immediately in writing in substantially the form of Exhibit C attached hereto, specifying therein the requested (i) date of such issuance (which shall be a Business Day), (ii) face amount of such Letter of Credit (which must be in dollars or an Alternative Currency), (iii) expiration date of such Letter of Credit (which may not be more than one year after the Termination Date; provided that the Borrower shall Cash Collateralize in accordance with Section 2.03(h) any Letter of Credit that has an expiration date on or after the Termination Date; provided, further, that no Letter of Credit may expire after the date that is five Business Days prior to an Existing Termination Date in respect of any Declining Lenders under Section 2.05(e) if, after giving effect to the issuance of such Letter of Credit, the aggregate Commitments of the Consenting Lenders (including any replacement Lenders) for the period following such Existing Termination Date would be less than the Letter of Credit Exposure following such Existing Termination Date), (iv) name and address of the beneficiary of such Letter of Credit and (v) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a “Letter of Credit Agreement”). Upon receipt of a Notice of Issuance, the Agent shall promptly notify each Lender of the contents thereof and of the amount of such Lender’s Letter of Credit Exposure in respect of such Letter of Credit. If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern. The Borrower may from time to time request that Letters of Credit be issued in a currency other than dollars, Canadian Dollars, Euros or Pounds Sterling, provided that such requested currency is a lawful currency (other than dollars) that is readily available and freely transferable and convertible into dollars. Any such request shall be made to the Agent not later than twenty (20) Business Days (or such other date as may be agreed by the Agent and the applicable Issuing Banks, in their sole discretion) prior to the date of the desired issuance of a Letter of Credit denominated in the requested currency. If approved by the Agent and the Required Lenders in their sole discretion, the Agent shall promptly notify each Issuing Bank thereof. Each Issuing Bank shall notify the Agent not later than ten (10) Business Days (or such other date as may be agreed by the Agent and the applicable Issuing Banks, in their sole discretion) after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit in such requested currency. Any failure by an Issuing Bank to respond to such request within the time period specified in the preceding sentence shall be deemed a refusal by such Issuing Bank to issue Letters of Credit in the requested currency. If the Agent, the Required Lenders and one or more Issuing Banks consent to the issuance of Letters of Credit in such requested currency, the Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for Letter of Credit issuances by those Issuing Banks consenting thereto. If the Agent shall fail to obtain consent for an additional currency under this Section 2.03(b), the Agent shall promptly notify the Borrower.”

2.05. Issuing Bank Reports. Section 2.03(c) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(c) Issuing Bank Reports. Unless otherwise agreed by the Agent, each Issuing Bank shall report in writing to the Agent (i) on or prior to each Business Day on which such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the Dollar Equivalent Amount of the aggregate face amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the Dollar Equivalent Amount thereof shall have changed), it being understood that such Issuing Bank shall not effect any issuance, renewal, extension or amendment resulting in an increase in the aggregate Dollar Equivalent Amount of the Letters of Credit issued by it without first obtaining written confirmation from the Agent that such increase is then permitted under this Agreement, (ii) on each Business Day on which such Issuing Bank makes any Letter of Credit Disbursement, the date and the Dollar Equivalent Amount of such Letter of Credit Disbursement, (iii) on any Business Day on which a Borrower fails to reimburse a Letter of Credit Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the Dollar Equivalent Amount of such Letter of Credit Disbursement and (iv) on any other Business Day, such other information as the Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.”

2.06. Drawings Under Letters of Credit; Reimbursement; Interim Interest. Section 2.03(e) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(e) Drawings Under Letters of Credit; Reimbursement; Interim Interest. Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the Dollar Equivalent Amount to be paid as a result of such demand or drawing and the payment date. The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Issuing Bank in the applicable currency for any amounts paid by the Issuing Bank upon any drawing under any Letter of Credit without presentment, demand, protest or other formalities of any kind. If the Borrower fails to make such reimbursement payment when due, the Agent shall notify each Lender of the applicable Letter of Credit Disbursement, the payment then due from the Borrower in respect thereof (the “Unreimbursed Amount”) and the Dollar Equivalent Amount of such Lender’s Pro Rata Share thereof. Promptly following receipt of such notice, each Lender shall pay to the Agent the Dollar Equivalent Amount of its Pro Rata Share of the Unreimbursed Amount, in the same manner as provided in Section 2.02 with respect to Advances made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders in dollars or, if requested by such Issuing Bank, the equivalent amount thereof in the applicable Alternative Currency as determined by the Agent or the applicable Issuing Bank at such time on the basis of the Spot Rate (determined as of such funding date) for the purchase of such Alternative Currency with dollars. Promptly following receipt by the Agent of any payment from the Borrower pursuant to this Section 2.03(e), the Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this Section 2.03(e) to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this Section 2.03(e) to reimburse the Issuing Bank for any Letter of Credit Disbursement shall not constitute an Advance and shall not relieve the Borrower of its obligation to reimburse the Issuing Bank for such Letter of Credit Disbursement. All such amounts paid by the Issuing Bank (whether or not the Dollar Equivalent Amount of their Pro Rata Shares of such amounts have been paid to the Issuing Bank by the Lenders as provided above) and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Base Rate for such day plus, if such amount remains unpaid for more than three Business Days, 1%.”

2.07. Obligations Unconditional. Section 2.03(f) of the Credit Agreement is hereby amended (a) to remove the word “or” at the end of clause (iv) thereof, (b) to renumber clause (v) thereof as clause (vi) and (c) to insert a new clause (v) to read in its entirety as follows:

“(v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or the relevant currency markets generally; or”.

2.08. Letter of Credit Fees. Section 2.04(b)(ii) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(ii) The Borrower shall pay to each Issuing Bank, for its own account a fronting fee on the Dollar Equivalent Amount of the amount of Letters of Credit issued by such Issuing Bank at the rate of 0.125% per annum or such other rate as may be agreed by the Borrower and such Issuing Bank.”

2.09. Mandatory Payments and Prepayments of Advances. Section 2.09(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(b) Outstandings in Excess of Commitments. At any time that the aggregate principal amount of Advances outstanding plus the aggregate Letter of Credit Exposures exceeds the aggregate Commitments (an “Excess”), including, without limitation, as a result of currency exchange rate fluctuations with respect to Letters of Credit denominated in Alternative Currencies, the Borrower shall immediately prepay to the Agent for the ratable account of the Lenders, in whole or in part, a principal amount of Advances comprising part of the same Borrowing(s) selected by the Borrower that will eliminate the Excess, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 2.11; provided, further, that in the event an Excess remains after prepayment in full of all of the Advances, the Borrower shall immediately deposit cash collateral in an account with the Agent, in the name of the Agent and for the benefit of the Lenders and the Issuing Banks (such deposit to be held by the Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement in accordance with Section 2.03(h)), in an amount equal to such Excess.

2.10. Conversion of Currencies. Article VIII of the Credit Agreement is hereby amended to insert the following new Section 8.14 at the end of such Article:

“SECTION 8.14. Conversion of Currencies.

(a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section 8.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.”

Section 3. Representations and Warranties. Each of the Borrower and Parent represents and warrants to the Lenders and the Agent that (a) the representations and warranties of such Person set forth in this Amendment and in the Credit Agreement shall be true and correct in all material respects (except for those representations and warranties qualified by “materiality,” “Material Adverse Effect” or like qualification, which shall be true and correct in all respects) on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and as if each reference therein to “this Agreement” or “the Credit Agreement” (or words of similar import) included reference to this Amendment and (b) no Default has occurred and is continuing.

Section 4. Conditions Precedent. The amendments set forth in Section 2 of this Amendment shall become effective, as of the date hereof, on the date on which the Agent shall have received one or more counterparts of this Amendment, executed and delivered by Parent, the Borrower and the Required Lenders.

Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect, and each of Parent and the Borrower (a) ratifies and confirms all provisions of the Credit Agreement as amended by this Amendment, (b) ratifies and confirms that all obligations of each of Parent and the Borrower under the Notes and the Credit Agreement as amended by this Amendment are not released, reduced, or otherwise adversely affected by this Amendment, and (c) agrees to perform such acts and duly authorize, execute, acknowledge and deliver such additional documents and certificates as Agent may reasonably request in connection with this Amendment. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York. Each of Parent and the Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Amendment and the Credit Agreement or the transactions contemplated hereby or thereby. Each of Parent and the Borrower irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. EACH OF PARENT, THE BORROWER, THE AGENT AND THE LENDERS PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR THE NOTES OR THE ACTIONS OF THE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF. The Borrower shall pay all reasonable fees and out-of-pocket expenses paid or incurred by the Agent incident to this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of the Agent’s counsel in connection with the negotiation, preparation, delivery and execution of this Amendment and any related documents. This Amendment constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Credit Agreement to be duly executed and delivered as of the day and year first above written.

PARENT

SPECTRA ENERGY CORP

By:	/s/ Allen C. Capps
	Name:	Allen C. Capps
	Title:	Vice President and Treasurer

BORROWER

SPECTRA ENERGY CAPITAL, LLC

By:	/s/ Allen C. Capps
	Name:	Allen C. Capps
	Title:	Vice President and Treasurer

Signature Page to Amendment No. 2 to Credit Agreement

LENDERS

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By:	/s/ Robert W. Traband
	Name:	Robert W. Traband
	Title:	Executive Director

Signature Page to Amendment No. 2 to Credit Agreement

CITIBANK, N.A.

By:	/s/ Todd Mogil
Name:	Todd Mogil
Title:	Vice President

Signature Page to Amendment No. 2 to Credit Agreement

BANK OF AMERICA, N.A.

By:	/s/ Gabe Gomez
Name:	Gabe Gomez
Title:	Vice President

Signature Page to Amendment No. 2 to Credit Agreement

BARCLAYS BANK PLC

By:	/s/ Nicolas A. Bell
Name:	Nicolas A. Bell
Title:	Director

Signature Page to Amendment No. 2 to Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Christina Faith
Name:	Christina Faith
Title:	Vice President

Signature Page to Amendment No. 2 to Credit Agreement

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Vice President

By:	/s/ Kevin Buddhew
Name:	Kevin Buddhew
Title:	Associate

Signature Page to Amendment No. 2 to Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Vice President

By:	/s/ Marcus Tarkington
Name:	Marcus Tarkington
Title:	Director

Signature Page to Amendment No. 2 to Credit Agreement

UBS AG STAMFORD BRANCH

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ Marie Haddad
Name:	Marie Haddad
Title:	Associate Director

Signature Page to Amendment No. 2 to Credit Agreement

BANK OF AMERICA, N.A., SUCCESSOR BY MERGER TO MERRILL LYNCH BANK USA

By:	/s/ Gabe Gomez
Name:	Gabe Gomez
Title:	Vice President

Signature Page to Amendment No. 2 to Credit Agreement

MORGAN STANLEY BANK

By:	/s/ Ryan Vetsch
Name:	Ryan Vetsch
Title:	Authorized Signatory

Signature Page to Amendment No. 2 to Credit Agreement

THE BANK OF NOVA SCOTIA

By:	/s/ Andrew Ostrov
Name:	Andrew Ostrov
Title:	Director

Signature Page to Amendment No. 2 to Credit Agreement

BMO CAPITAL MARKETS FINANCING, INC.

By:	/s/ Joseph W. Linder
Name:	Joseph W. Linder
Title:	Vice President

Signature Page to Amendment No. 2 to Credit Agreement

CIBC INC.

By:	/s/ Dominic J. Sorresso
Name:	Dominic J. Sorresso
Title:	Executive Director

CIBC World Markets Corp. Authorized Signatory

Signature Page to Amendment No. 2 to Credit Agreement

SUNTRUST BANK

By:	/s/ Yann Pirio
Name:	Yann Pirio
Title:	Director

Signature Page to Amendment No. 2 to Credit Agreement

TORONTO DOMINION (TEXAS) LLC

By:	/s/ Debbi L. Brito
Name:	Debbi L. Brito
Title:	Authorized Signatory

Signature Page to Amendment No. 2 to Credit Agreement

BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

By:	/s/ Gordon DeKuyper
Name:	Gordon DeKuyper
Title:	Authorized Signatory

Signature Page to Amendment No. 2 to Credit Agreement

SUMITOMO MITSUI BANKING CORP, NEW YORK BRANCH

By:	/s/ Masakazu Hasegawa
Name:	Masakazu Hasegawa
Title:	General Manager

Signature Page to Amendment No. 2 to Credit Agreement

WOODLANDS COMMERCIAL BANK

By:	/s/ Gary Murray
Name:	Gary Murray
Title:	Chief Credit Officer

Signature Page to Amendment No. 2 to Credit Agreement